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                                                                   EXHIBIT 10.17

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (the "Sublease"), made as of this 29th day of May, 1998, by and between SOUTHERN COMPANY SERVICES, INC. having an office at 64 Perimeter Center East, Atlanta, Georgia 30346 ("Sublessor"); and SAGE NETWORKS, INC., having an office at 64 Perimeter Center East, Suite G-100, Atlanta, GA 30346 ("Sublessee").

                              W I T N E S S E T H:

         WHEREAS, Sublessor, as "Tenant", entered into a lease with Metropolitan Life Insurance Company and Centennial Equities Corporation, as joint venturers doing business as "Perimeter Center Properties" (the "Prime Landlord"), as "Landlord", originally dated September 8, 1983, as amended from time to time (collectively the "Prime Lease"), pursuant to which Sublessor leased all of that certain building known as "Building 64A" at Perimeter Center (the "Building"). Said Prime Lease to which reference is made above is incorporated herein by this reference. The Building and the land upon which said Building is located (which includes certain parking facilities serving the Building), more particularly described on Exhibit "A", attached hereto and by this reference incorporated herein, is herein referred to as the "Property".

         WHEREAS, Sublessor and Sublessee have agreed that Sublessor shall sublet approximately 7,240 rentable square feet of such space as rented under the Prime Lease to Sublessee, as such space is shown on Exhibit "B", upon the terms and conditions as herein described.

         NOW THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.       Premises and Rent

         (a) Sublessor hereby subleases and rents to Sublessee, and Sublessee hereby subleases and rents from Sublessor, under the sublease arrangement set forth herein, 7,240 rentable square feet of space ( the "Sublease Premises") as shown on Exhibit "B", being a portion of the rentable space on floor G1. Such space is immediately available for Sublessee to perform tenant fit-up and finish work therein, subject to the terms of Paragraph 2 herein. "Base Rent" (as described herein) will commence upon the occupancy of the Sublease Premises by Sublessee for the purpose of conducting business, but no later than July 1, 1998 (the "Commencement Date").

         (b) The Base Rent for the Sublease Premises due from Sublessee to Sublessor shall be at an annual rate of $25.59 per rentable square foot per annum, exclusive of the cost of electricity, which will be metered and paid separately by Sublessee in accordance with Paragraph 1(e) herein. The Base Rent will escalate by three percent (3%) per annum, on each anniversary date of the Commencement Date. Exhibit "C", by this reference incorporated herein, is a schedule of the Base Rent due from Tenant hereunder.

         (c) Sublessee shall pay the Base Rent provided for hereunder in advance, on the first day of every month during the Term. Payment should made to:

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                         Southern Company Services, Inc.

                             Southern Company Center

                              270 Peachtree Street

                             Atlanta, Georgia 30303

                             Attention: Joyce Baker

         (d) The Sublease Premises shall include Sublessee's right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, cafeterias (if any), and other public portions of the Building. All the windows and outside walls of the Sublease Premises, and any space in the Sublease Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Sublease Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Sublessor. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Sublessee's light, air or view will not affect this Sublease.

         (e) Sublessee shall install, at Sublessee's sole cost, meters to separately meter the electricity distributed to and consumed in the Sublease Premises.

2. Term. The term of the Sublease shall begin upon the Commencement Date, and end on June 30, 2003. However, Sublessee shall have the right to access to the Sublease Premises upon the due execution of this Sublease by all parties hereto, to perform work therein under the terms of this Sublease, but without the obligation to pay Base Rent until the Commencement Date.

3. No Assignment.

         (a) Except as set forth below Sublessee shall not assign this Sublease nor sublet the Sublease in whole or in part and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise, without obtaining Sublessor's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Sublessor shall give notice to Sublessee with Sublessor's response to any proposed assignment or sublease within twenty (20) days after Sublessor receives all of the "Required Sublease Information" (as that term is herein defined).

         (b) Sublessee shall, however, have the right to assign the Sublease or sub-sublet the Sublease Premises, or any part thereof, without Sublessor's consent, and without submitting to Sublessor the Required Sublease Information, but subject to Sublessor's rights to notice and prohibition contained in this subparagraph (b), to (i) any entity which controls, is controlled by, or is under common control with, Sublessee, (ii) any entity resulting from a merger or consolidation with Sublessee, (iii) any entity which acquires all or substantially all the assets of Sublessee or of an entity described in this subparagraph (b) (iv) any entity which acquires all or substantially all of the assets of a division, affiliate or subsidiary of Sublessee or a division of an entity described in this subparagraph (b), but only if such organization is occupying the Sublease Premises, or (v) any entity which acquires a line of business from Sublessee, and such line of business was conducted in the Sublease Premises. Sublessee shall have the obligation to notify Sublessor of its intent to enter into any such arrangement, and if Sublessor reasonably determines that the proposed assignee


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would cause a violation by Sublessor of its obligations under the Prime Lease,
Sublessor shall have the right to prohibit such arrangement based upon the issue of violation by Sublessor of its obligations under the Prime Lease, by giving written notice thereof, acknowledged by Prime Landlord, within ten (10) days of receipt of Sublessee's notice.

         (c) No assignment or subletting shall affect the continuing primary liability of Sublessee (which, following assignment, shall be joint and several with the assignee), and Sublessee shall not be released from performing any of the terms, covenants and conditions of this Lease, unless Sublessor, after giving due consideration to the issue, believes in its sole and absolute discretion that the credit history, net assets, cash on hand and other relevant financial strengths of the assignee or sublessee are such that its interests are sufficiently protected after releasing Sublessee from liability.

         (d) For the purposes of this Paragraph the Required Sublease Information shall include the following: (i)the identity and business of the proposed sublessee or assignee; (ii) financial information from the previous three (3) years and a credit history of the proposed sublessee or assignee;
(iii) a copy of the proposed sublease or assignment of lease to which Sublessee intends to be a party; (iv) the proposed use of the space by the proposed sublessee or assignee.

         (e) Notwithstanding any provision in this Sublease to the contrary, it shall not be unreasonable for Sublessor to withhold its consent to any proposed transfer, assignment, or subletting of the Sublease Premises if (i) the proposed transferee's anticipated use of the Sublease Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material, other than any "Permitted Hazardous Material" (as that term is herein defined); or (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question.

         (f) Except in the case of Sublessee's assignment or sub-sublease under subparagraph (b) above, Sublessee shall reimburse Sublessor on demand for any reasonable costs that Sublessor may incur in connection with said assignment or sublease, including the reasonable costs actually paid, if any, of investigating the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting or withholding of any requested consent, up to, but not in excess of, Five Hundred and No/100 Dollars ($500.00) per request.

4. Tenant Improvement Allowance. Sublessor shall provide to Sublessee a tenant improvement allowance of up to $21,720, which is equal to $3.00 per rentable square foot of the Sublease Premises. Such amount will be payable by Sublessor to Sublessee in one lump sum cash payment within 30 days of the due execution of this Sublease by all parties thereto.

5. Renewal Right. For so long as no Event of Default has occurred and is continuing, and Sublessee (and not a sub-sublessee or an assignee of Sublessee) is in occupancy of the Sublease Premises, Sublessee shall have the one time right to renew this Lease for the period from July 1, 2003, through February 28, 2006, at the then escalated Base Rent rate, with such Base Rent rate continuing to escalate at a rate of three percent (3%) per annum, on each anniversary of the Commencement Date. Such right must be exercised no later than October 31, 2002 by a notice to Sublessor.

6. Omitted.


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7. Letter of Credit. (a) Sublessee shall deliver to Sublessor an irrevocable, unconditional letter of credit in favor of Sublessor in an initial amount (as may be reduced as set forth below) of $99,999.00, in a form acceptable to Sublessor and issued by a bank, acceptable to Sublessor, in or having a correspondent bank in the Atlanta, Georgia metropolitan area. If Sublessee defaults or otherwise fails to comply with the terms of the Sublease for any reason, Sublessor may immediately draw upon and receive payment under said letter of credit, it being the express intent of Sublessor and Sublessee that the letter of credit be used as a security deposit, securing the full and complete performance by Sublessee of Sublessee obligations under the Sublease. Any such draw by Sublessor shall include a statement that an Event of Default on the part of Sublessee has occurred and is continuing. Such letter of credit shall permit transfers of the payee thereunder if Sublessor transfers its interest in the Sublease Premises or the Building. The letter of credit shall be open and may be drawn upon for a period which expires one (1) month after the scheduled expiration of the Term; provided however, that such letter of credit may be a duration shorter than said period so long as Sublessee replaces said letter of credit with a new letter of credit, on the same terms and conditions, and in the same amount, as the prior letter of credit, at least one (1) month prior to the expiration of the prior letter of credit. If Sublessee fails to replace a prior letter of credit within the period required herein, then Sublessor shall be immediately authorized and entitled to demand and receive payment under said letter of credit, and to apply and hold the proceeds therefrom as a security deposit. If such a security deposit is created as a result of this paragraph and there is an Event of Default on the part of Sublessee under the Sublease for any reason, Sublessor may, after giving five
(5) days advance notice to Sublessee, without prejudice to Sublessor's other remedies, apply part or all of the Security Deposit to cure Sublessee's default. If Sublessor so uses part or all of the Security Deposit, then Sublessee shall with ten (10) days after written demand, pay Sublessor the amount used to restore the Security Deposit to its original amount.

         (b) If no Event of Default on the part of Sublessee has occurred and is continuing, and Sublessor has not previously drawn upon the letter of credit, then on or after the 1st anniversary of the Commencement Date, the amount of letter of credit may be reduced (by a replacement letter of credit, in accordance with the terms of Paragraph 7(a) above), by Tenant to a letter of credit in the face amount of $84,560.00.

         (c) If no Event of Default on the part of Sublessee has occurred and is continuing, and Sublessor has not previously drawn upon the letter of credit, then on or after the 2nd anniversary of the Commencement Date, the amount of letter of credit may be reduced (by a replacement letter of credit, in accordance with the terms of Paragraph 7(a) above), by Tenant to a letter of credit in the face amount of $70,121.00.

8. Other Charges; Operating Costs. Normal operating costs for a data center operation are included in the Base Rent. These include 24 hours per day, 7 days per week, HVAC support, secured access, raised computer flooring, and special fire protection systems. Also included in the Base Rent will be Uninterruptable Power Service ("UPS"), through the Building's UPS system. In addition to the Base Rent, Sublessee will reimburse Sublessor for any special operating costs as reasonably determined by Sublessor, if such costs are incurred due to or as a result of additional services requested by Sublessee.

9. Subordinate to Prime Lease. This Sublease is subject and subordinate in all instances and under all circumstances to the Prime Lease. Except as may be inconsistent with the terms hereof,


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all the terms, covenants and conditions in the Prime Lease contained shall be applicable to this Sublease with the same force and affect as if Sublessor were the "Landlord" under the Prime Lease and Sublessee were the "Tenant" thereunder; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to Prime Landlord against Sublessor as "Tenant" under the Prime Lease.

10. Omitted

11. Omitted.

12. Use. Sublessee shall use the Sublease Premises in accordance with and subject to the Prime Lease, and in a manner which does not interfere with Sublessor or create any disturbance or nuisance to any other party, including any other subtenants or users of the Building. The Sublease Premises may be used as a data center, plus general office purposes incidental thereto and, in connection therewith, Sublessee may permit servers or other such equipment of third-parties to be placed or located within the Sublease Premises, and such use by third-parties shall not be deemed a sublease or assignment for the purposes of this Sublease. The use by Sublessee as contemplated above does not, to Sublessor's knowledge, violate the terms of any certificate of occupancy issued for the Sublease Premises.

13. Condition of Sublease Premises; Review by Sublease.

         (a) Sublessee shall take the Sublease Premises "as is, where is", except that Sublessor has agreed to and shall provide, at no additional cost or expense to Sublessee, a demising wall separating the Sublease Premises from other space in the Building, in accordance with all applicable codes, but otherwise as Sublessor deems appropriate. Sublessee has had the opportunity to and has inspected the Sublease Premises, and Sublessor makes and has made no representations or warranties whatsoever with respect to the Sublease Premises or the fitness thereof for Sublessee's intended purpose.

         (b) Sublessee hereby acknowledges and agrees that Sublessee has had the opportunity of and has reviewed the Prime Lease. Sublessor makes no representations or warranties about said Prime Lease or its current status, except as provided herein.

14. Brokerage. CB COMMERCIAL REAL ESTATE GROUP, INC. ("CB") HAS ACTED AS AGENT FOR SUBLESSOR IN THIS TRANSACTION. THE WESLEY COMPANY HAS ACTED AS AGENT FOR SUBLESSEE IN THIS TRANSACTION. CB AND THE WESLEY COMPANY SHALL EACH BE PAID A COMMISSION BY SUBLESSOR AS INDICATED IN EXHIBIT "D". Sublessor and Sublessee hereby covenant and agree to one another that no brokerage fees or commissions are due with respect to or in conjunction with this Sublease as a result of such party having dealt with any broker other than CB or THE WESLEY COMPANY. Sublessor and Sublessee hereby indemnify one another, and hold one another harmless, from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by a party hereto as a result of any claims for brokerage fees or commissions due which are made by reason of such party having dealt with any broker (other than CB or THE WESLEY COMPANY). Sublessee shall cause any agent or broker representing Sublessee to execute a lien waiver to and for the benefit of Sublessor and Prime Landlord, upon receipt by such agent or broker of any commission due hereunder, waiving any and all lien rights with respect to the Building or Property such agent or broker has or might have under Georgia law.


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15. Insurance.

         (a) Sublessee shall carry (at its sole expense during the Term): (i) fire and extended coverage insurance insuring Sublessee's improvements to the Sublease Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by Sublessee and contained therein, such insurance coverage to be equal to the full replacement value of such improvements and property, as such may increase from time to time; (ii) worker's compensation insurance required by the State of Georgia; and (iii) commercial general liability coverage on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of the condition, use, or occupancy of the Sublease Premises, or other portions of the Building, including contractual liability and such other coverages and endorsements as are reasonably required by Sublessor, such policy to have a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000) for any bodily injury or property damage occurring as a result of or in connection with the above. Prime Landlord, Sublessor and Sublessor's property manager shall be named additional insureds on the policies required hereunder and such policies shall provide that the coverage thereunder is primary to, and not contributing with, any policy carried by any such additional insured.

         (b) Sublessee shall have included in all policies of insurance respectively obtained by it with respect to the Building or Sublease Premises a waiver by the insurer of all right of subrogation against the Sublessor in connection with any loss or damage thereby insured against, and Sublessor shall have included in all property insurance policies required to be maintained by Sublessor under this Sublease a waiver by the insurer of all right of subrogation against the Sublessee in connection with any loss or damage thereby insured against. To the full extent permitted by law, Sublessor as to its property insurance policies and Sublessee as to all its policies, each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage results from a cause covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation to the extent required above, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.

         (c) All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Sublessor having a Best's Rating of A XII or better and shall be noncancellable and nonamendable except after thirty (30) days' written notice to Sublessor. At Sublessor's request, duly executed certificates of such insurance shall be delivered to Sublessor prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. Sublessor shall have the right to periodically review the coverages required hereunder and if Sublessor deems it reasonably necessary to require additional coverage resulting from inflation or from increases in jury verdicts or other economic conditions in the jurisdiction where the Property is located, Sublessee shall obtain the coverage requested by Sublessor.

16. Sublessee's Care Of The Sublease Premises.

         (a) Sublessee will maintain the Sublease Premises and the fixtures and appurtenances therein in at least the same condition that existed on the Commencement Date, and will not commit


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or permit waste therein. Any repair work, maintenance and any alterations permitted by Sublessor in the Sublease Premises (i) shall be done at Sublessee's sole cost and expense; (ii) shall be done by Sublessor's employees or agents or, with Sublessor's consent, by persons requested by Sublessee; and (iii) shall first be consented to by Sublessor. Sublessee shall, at Sublessee's expense, but under the direction of Sublessor and performed by Sublessor's employees or agents, or with Sublessor's consent, by persons requested by Sublessee and consented to by Sublessor, promptly repair any injury or damage to the Sublease Premises or Building caused by the misuse or neglect thereof by Sublessee, by Sublessee's contractors, subcontractors, customers, employees, licensees, agents, or invitees.

         (b) Sublessee will not, without Sublessor's prior consent, and, as applicable under the Prime Lease, without the prior consent of Prime Landlord, make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about Sublease Premises and will not do anything to or on the Sublease Premises which will increase the rate of insurance on the Building or the Property. All alterations, additions or improvements of a permanent nature made or installed by Sublessee to the Sublease Premises shall become the property of Sublessor at the expiration or early termination of this Lease. Sublessor reserves the right to require Sublessee to remove any improvements or additions made to the Sublease Premises by Sublessee and to repair and restore the Sublease Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty and condemnation excepted, unless Sublessor and, if applicable, Prime Landlord, has agreed at or prior to the time Sublessee requests the right to make such alteration, addition or improvement that such item need not be removed by Sublessee at the expiration or early termination of the Term.

         (c) No later than the last day of the Term, Sublessee will remove Sublessee's personal property and repair injury done by or in connection with installation or removal of said property and surrender the Sublease Premises (together with all keys, access cards or entrance passes to the Sublease Premises and/or the Building) in as good a condition at the beginning of the Term, reasonable wear and tear, unrepaired casualty and condemnation excepted. All property of Sublessee remaining in the Sublease Premises after expiration or early termination of the Term shall be deemed conclusively abandoned and may be removed by Sublessor, and Sublessee shall reimburse Sublessor for the cost of removing the same, subject however, to Sublessor's right to require Sublessee to remove any improvements or additions made to the Sublease Premises by Sublessee pursuant to the preceding Paragraph.

         (d) In doing any work on the installation of Sublessee's furnishings, fixtures, or equipment in the Sublease Premises, Sublessee will use only contractors or workers consented to by Sublessor prior to the time such work is commenced. The foregoing sentence shall not apply to any internal wiring or cabling in the Sublease Premises, so long as such work is done in accordance with all applicable codes and legal requirements. Sublessor may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence of liability and personal property insurance coverage in amounts and with insurance carriers satisfactory to Sublessor. Sublessee shall promptly remove any lien or claim of lien for material or labor claimed against the Sublease Premises or Building, or both, by such contractors or workers if such claim should arise, and hereby indemnifies and holds Sublessor harmless from and against any and all loss, cost, damage, expense or liabilities including, but not limited to, attorney's fees, incurred by Sublessor, as a result of or in any way related to such claims or liens.


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         (e) All personal property brought into the Sublease Premises by
Sublessee, its employees, licensees and invitees shall be at the sole risk of Sublessee, and Sublessor shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Sublessee, unless arising out of the gross negligence or willful misconduct of Sublessee.

17. Default By Sublessee; Sublessor's Remedies.

         (a) The occurrence of any of the following shall constitute an Event of Default hereunder by Sublessee:

                  (i) The Rent or any other sum of money due of Sublessee hereunder is not paid within five (5) business days of the effective date of notice of such late payment;

                  (ii)     The Sublease Premises are abandoned or vacated;

                  (iii) Any petition is filed by or against Sublessee under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Sublessee, such petition is not dismissed within ninety (90) days after the date of such filing; if Sublessee shall become insolvent or transfer property to defraud creditors; if Sublessee shall make an assignment for the benefit of creditors; or if receiver is appointed for any of Sublessee's assets;

                  (iv) Sublessee fails to bond off or otherwise remove any lien filed against the Sublease Premises or the Building by reason of Sublessee's actions, within fifteen (15) business days after Sublessee has notice of the filing of such lien;

                  (v) Sublessee fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Sublessee (other than the failure to pay when due any Rent or any other sum of money becoming due Sublessor hereunder, which under all circumstances is governed by and subject to Paragraph 17(a)(i) herein), and persists in such failure after fifteen (15) days written notice by Sublessor requiring that Sublessee remedy, correct, desist or comply (or if any such failure to comply on the part of Sublessee would reasonably require more than fifteen (15) days to rectify, unless Sublessee commences rectification within the fifteen (15) day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Sublessee and, in all such events, cures such failure to comply on the part of Sublessee no later than ninety (90) days after such notice).

         (b) Upon the occurrence of an Event of Default, Sublessor shall have the option to do and perform any one or more of the following:

                  (i) Terminate this Sublease, in which event Sublessee shall immediately surrender the Sublease Premises to Sublessor. If Sublessee shall fail to do so, Sublessor may, without further notice and without prejudice to any other


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

                           remedy Sublessor may have, enter upon the Sublease Premises as permitted by law, without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A.SectionSection44-7-50 et seq. and expel or remove Sublessee and Sublessee's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Sublessee shall remain liable to Sublessor for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Sublessee for the balance of the Term, had this Sublease not been terminated, less the net proceeds, if any, of any reletting of the Sublease Premises by Sublessor, after deducting all of Sublessor's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Sublease, eviction of Sublessee and such reletting; and/or

                  (ii) Declare the entire amount of Rent calculated on the current rate being paid by Sublessee, and other sums which would become due and payable during the remainder of the Term, discounted to present value by using a reasonable discount rate selected by Sublessor, to be due and payable immediately. Upon such acceleration of such amounts, Sublessee agrees to pay the same at once, together with all Rent and other amounts theretofore due, less the market value of the Sublease Premises for the remainder of the Term, as reasonably determined by Sublessor (taking into consideration the probable costs of marketing and reletting the Sublease Premises, then-current rental rates, probable rental rates for the remainder of the Term, probable concession packages, the probability of reletting the Sublease Premises and the probable amount of time which will elapse before the Sublease Premises are relet), at Sublessor's address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Sublessee's failure to comply with the terms and provisions of this Sublease (Sublessor and Sublessee agreeing that Sublessor's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). The acceptance of such payment by Sublessor shall not constitute a waiver of rights or remedies to Sublessor for any failure of Sublessee thereafter occurring to comply with any term, provision, condition or covenant of this Sublease; and/or

                  (iii) Enter the Sublease Premises as permitted by law, without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A.SectionSection44-7-50 et seq. and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Sublease Premises, remove Sublessee's effects therefrom and store the same at Sublessee's expense, without being liable for any damage thereto, and relet the Sublease Premises as the agent of Sublessee, without advertisement, by private negotiations, for any term Sublessor deems proper, and receive the rent therefor. Sublessee shall pay Sublessor on demand any deficiency that may arise by reason of such reletting, but Sublessee shall not be entitled to any surplus so arising. Sublessee shall reimburse Sublessor for all costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Sublessee and reletting the Sublease Premises, and for the amount of any other Rent which would have been due of Sublessee to Sublessor hereunder if not for certain concessions granted by Sublessor to Sublessee. Sublessor, in addition to but not in lieu of or in limitation of any other right or remedy provided to Sublessor under the terms of this Sublease or otherwise (but only to the extent such sum is not reimbursed to Sublessor in conjunction with any other payment made by Sublessee to Sublessor), shall have the right to be immediately repaid by Sublessee the amount of all sums expended by Sublessor and not repaid by Sublessee in connection with preparing or improving the Sublease Premises to Sublessee's specifications and any and all reasonable costs and expenses incurred in renovating or altering the Sublease Premises to make it suitable for reletting; and/or

                  (iv) Do whatever Sublessee is obligated to do under this Sublease, including, but not limited to, entering the Sublease Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Sublessee agrees to reimburse Sublessor immediately upon demand for any reasonable expenses which Sublessor may incur in thus effecting compliance with this Lease on behalf of Sublessee. Sublessor shall not be liable for any damages resulting to Sublessee from such action, whether caused by the negligence of Sublessor or otherwise.

         (c) Pursuit by Sublessor of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity.

         (d) No act or thing done by Sublessor or Sublessor's employees or agents during the Term shall be deemed an acceptance of a surrender of the Sublease Premises. Neither the mention in this Sublease of any particular remedy, nor the exercise by Sublessor of any particular remedy hereunder, at law or in equity, shall preclude Sublessor from any other remedy Sublessor might have under this Sublease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Sublease or any of the Rules now or hereafter adopted by Sublessor, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Sublessor of Rent with knowledge of the breach of any covenant in this Sublease shall not be deemed a waiver of such breach.

18. Condemnation. If the Sublease Premises, or a part of such Sublease Premises (comprising at least ten percent (10%) of the rentable square feet therein) such that the Sublease Premises are unusable, are taken by eminent domain or other similar proceeding or are conveyed in lieu of such taking, then at the option of either Sublessor or Sublessee, such option to be exercised, if at all, within thirty (30) days after the party first has knowledge of the condemnation, this Sublease shall expire on the date when title or right of possession vests, and Rent paid for any period beyond said date shall be repaid to Sublessee. If there is a partial taking where this Sublease is not terminated, the Rent shall be adjusted in proportion to the square feet of Sublease Premises taken, determined by Sublessor. In either event, Sublessor shall be entitled, and Sublessee shall not have any right, to claim any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided, however, Sublessee shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Building for Sublessee's moving and relocation expenses and the unamortized value of leasehold improvements in the Sublease Premises actually paid for by Sublessee, to the extent such claim does not in any manner impact upon or reduce Sublessor's claim or award in such condemnation proceeding, action or ruling. Sublessor shall have, in Sublessor's sole discretion, the option of terminating this Sublease if any such condemnation, action, ruling or conveyance in lieu thereof makes continuation of Sublessor's use of the Building economically unfeasible.

19. Inspections. Sublessor, its agents or employees may enter the Sublease Premises at reasonable hours, upon reasonable notice (except in an emergency, for which no notice shall be required), to (a) exhibit the Sublease Premises to prospective purchasers or, during the last six (6) months of the Term or if an Event of Default on the part of Sublessee has occurred and is continuing, sublessees or other potential occupants of the Sublease Premises or the Building; (b) inspect the Sublease Premises to see that Sublessee is complying with its obligations hereunder; and (c) make repairs (i) required of Sublessor under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Sublease Premises. Sublessor shall endeavor to conduct any such inspections or entries in the Sublease Premises in such a manner as to not unreasonably disrupt or interrupt Sublessee's operations in the Sublease Premises.

20. Subordination.

         (a) This Sublease shall be subject and subordinate to the Prime Lease and to any underlying land leases or deeds to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. In confirmation of the subordination set forth in this Paragraph 20, Sublessee shall, at Sublessor's request, execute and deliver such further instruments as may be desired by the holder of the deed to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Sublessor or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or deeds to secure debt to this Sublease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or deeds to secure debt terminate for any reason or any such deeds to secure debt are foreclosed or a conveyance in lieu of foreclosure is made for any reason, Sublessee shall, notwithstanding any subordination, deliver to Mortgagee within ten (10) days of written request an attornment agreement, providing that such Sublessee shall continue to abide by and comply with the terms and conditions of this Sublease.

         (b) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Sublessee shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Sublessor under this Sublease. The institution of any suit, action or other proceeding by a Mortgagee or a sale of the Sublease Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Sublease or of the obligations of Sublessee hereunder.

         (c) If such purchaser requests and accepts such attornment, from and after such attornment, Sublessee shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Sublessee might have had against Sublessor if the deed to secure debt had not been terminated or foreclosed, except such purchaser shall not be (i) liable for any act or omission of the prior Sublessor; (ii) subject to any offsets or defenses which Sublessee might have against the prior Sublessor; or (iii) bound by any Rent or security deposit which Sublessee might have paid in advance to the prior Sublessor.

21. Indemnification And Hold Harmless.

         (a) Sublessee hereby indemnifies, agrees to defend and holds Sublessor harmless from and against any injury, expense, damage, liability or claim, imposed on Sublessor by any person whomsoever, whether due to damage to the Sublease Premises, claims for injuries to the person or property of any other Sublessee of the Building or of any other person in or about the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, provided such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Sublease by Sublessee, the agents, contractors, or employees of Sublessee, or any other person entering upon the Sublease Premises under express or implied invitation or consent of Sublessee, and provided further that in assessing Sublessee's liability hereunder, the negligence (if any) of Sublessor associated with such occurrence or incident shall be taken into account. Sublessee further agrees to reimburse Sublessor, its agents, contractors or employees or Sublessor's property manager for any reasonable costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Sublessor or Sublessor's property manager may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

         (b) Sublessee shall give notice to Sublessor of any defective condition in or about the Sublease Premises known to Sublessee, and further agrees to attempt to contact Sublessor by telephone reasonably promptly, or if such condition is, in Sublessee's reasonable judgment, dangerous, immediately in such instance.

22. Taxes on Sublessee's Property. Sublessee shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Sublessee in the Sublease Premises (herein called "Sublessee's Property"). If any such taxes for which Sublessee is liable are levied or assessed against Sublessor or Sublessor's property and if Sublessor elects to pay the same, after notice to Sublessor, or if the assessed value of Sublessor's Property is increased as a result of inclusion of Sublessee's Property, and Sublessor elects to pay the taxes based on such increase, Sublessee shall pay to Sublessor upon demand and evidence of payment that part of such taxes for which Sublessee is primarily liable hereunder.

23. Mechanic's Lien. In the case of the filing of any mechanic's lien upon the Sublease Premises, the Building or any improvements thereon during the Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Sublessee, Sublessee will promptly pay, post an adequate bond or otherwise discharge the same. If default in payment or discharge thereof, or failure to post bond, shall continue for thirty
(30) days after notice thereto from Sublessor to Sublessee, Sublessor shall have the right and privilege at Sublessor's option, in addition to and not in lieu of any other remedies available to Sublessee hereunder, of bonding off said lien. In such event, any amounts so paid, including expenses and interest, shall be so much Rent hereunder due from Sublessee to Sublessor and shall be repaid to Sublessor immediately on demand.

24. Remedies Cumulative. The rights given to Sublessor and Sublessee herein are in addition to any rights that may be given to Sublessor or Sublessee by any statute or under law.

25. Entire Agreement-No Waiver. This Sublease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Sublease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

26. Holding Over. If Sublessee remains in possession of the Sublease Premises after expiration of the Term, or after any termination of the Sublease by Sublessor, with Sublessor's acquiescence and without any written agreement between the parties, Sublessee shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental for said holdover period shall be one hundred fifty percent (150%) of the amount of Rent due in the last month of the Term, for the first three (3) months of any such holdover, and then double the amount of such Rent thereafter. There shall be no renewal of this Sublease by operation of law. Nothing in this Paragraph shall be construed as a consent by Sublessor to the possession of the Sublease Premises by Sublessee after the expiration of the Term or any termination of the Sublease by Sublessor.

27. Estoppel Certificates. (a) Sublessee shall furnish from time to time when requested by Sublessor or the holder of any deed to secure debt or mortgage covering all or any part of the Building or the improvements therein or the Sublease Premises or any interest of Sublessor therein, a certificate signed by Sublessee confirming and containing the following factual certifications: (i) this Sublease is unmodified and in full force and effect (or if there shall have been modifications that this Sublease is in full force and effect as modified and stating such modifications); (ii) the dates to which all rental and other charges have been paid and whether any such payment represents payment in advance; and (iii) to the best knowledge of Sublessee no default of the other party in the performance of any covenant, agreement or condition has occurred and remains uncured or has been waived or, if default has occurred, the steps being taken, if any, to cure or correct the same, and Sublessee shall, within fifteen (15) days following receipt of said proposed certificate from Sublessor, return a fully executed copy of said certificate to Sublessor.

         (b) Sublessor shall furnish from time to time when requested by Sublessee, a certificate signed by Sublessor confirming and containing the following factual certifications: (i) this Sublease is unmodified and in full force and effect (or if there shall have been modifications that this Sublease is in full force and effect as modified and stating such modifications); (ii) the dates to which all rental and other charges have been paid and whether any such payment represents payment in advance; and (iii) to the best knowledge of Sublessor no default of the other party in the performance of any covenant, agreement or condition has occurred and remains uncured or has been waived or, if default has occurred, the steps being taken, if any, to cure or correct the same, and Sublessor shall, within fifteen (15) days following receipt of said proposed certificate from Sublessee, return a fully executed copy of said certificate to Sublessee.

28. Other Charges. If Sublessor is charged for additional rent or any other sums pursuant to the provisions of the Prime Lease, as a result of or in connection with requests made or actions taken by Sublessee, including, but not limited to,
Article II thereof, Sublessee shall be liable for Sublessee's Share of such additional rent or other sums, unless such charge arises out of the acts or failure to act (where action is required) of Sublessor. If Sublessee shall procure any additional services from the Building, such as alterations or after-hour air conditioning, Sublessee shall pay for same at the rates charged therefor by the Prime Landlord and shall make such payment to the Sublessor or Prime Landlord, as Sublessor shall direct. If payment is made to Sublessor, Sublessor shall be liable to Prime Landlord for such charges and shall indemnify and hold harmless Sublessee against any claim by Prime Landlord, for payment. Any sums payable by Sublessee under this Paragraph shall be additional Rent and collectible by Sublessor as such. If Sublessor receives any refund from Prime Landlord, Sublessee shall be entitled to the return of so much thereof as shall be attributable to prior payments by Sublessee.

29. Headings. The headings in this Sublease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Sublease.

30. Attorney's Fees. If Sublessor has to engage or consult with an attorney as a result of or in connection with a failure by Sublessee to pay any Rent as and when due under the Sublease, then Sublessee shall owe to Sublessor, in addition to and not in lieu of any other amounts due hereunder, and shall pay within ten
(10) days after demand for payment therefor is made, all such attorneys fees incurred by Sublessor. Also, if any law suit or court action between Sublessor and Sublessee arises out of or under this Sublease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

31. Time Of Essence.  TIME IS OF THE ESSENCE OF THIS SUBLEASE.

32. No Estate In Land. Sublessee has only a usufruct under this Sublease, not subject to levy or sale. No estate shall pass out of Sublessor by this Sublease.

33. Services. (a) Except as otherwise provided herein, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled to as "Tenant" under the Prime Lease, and Sublessee shall be entitled to all such services or rights. For all such services and rights Sublessee will look to Prime Landlord under the Prime Lease. Notwithstanding the foregoing sentence, unless consented to by Sublessor, Sublessee shall not contact Prime Landlord directly, but instead shall request that Sublessor do so, if Sublessee is not receiving services from Prime Landlord as provided for in the Prime Lease.

         (b) Supplementing Paragraph 8 of this Sublease, the following services are (by way of illustration but not limitation) available and shall be provided to the Sublease Premises and are included in the Base Rent:

                  1.       Halon and other specialized fire protection systems.

                  2. Uninterruptable Power Systems, generators, power distribution units, and batteries.

                  3.       24-hours per day, 7 days per week, HVAC systems

                  4.       Raised, computer flooring

                  5.       Special security or monitoring systems

                  6.       Janitorial Service

                  7.       Elevator Service

34. No Acts. Neither party shall do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited or any claims to accrue to the benefit of Prime Landlord by reason of any right of termination or forfeiture reserved or vested in Prime Landlord under the Prime Lease, or any rights to damages accruing to or for the benefit of Prime Landlord under the Prime Lease, and each party shall indemnify, agree to defend and hold the other party harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by such party by reason of any default on the part of the other party by reason of which the Prime Lease may be terminated or forfeited, or any claims shall accrue to the benefit of or for Prime Landlord under the Prime Lease. Notwithstanding the above, if Sublessee fails to make a payment when due hereunder, then Sublessor may not, in turn, fail to pay Prime Landlord the rent due under the Prime Lease, and make a claim against Sublessee hereunder that Sublessee, by virtue of such non-payment, has caused a default under the Prime Lease. Sublessor shall provide to Sublessee in a reasonably prompt manner any notice received by Sublessor from Prime Landlord of a default under the Prime Lease to the extent such default relates to the Sublease Premises and events, occurrences or actions arising therefrom or therein.

35. Parking Arrangements. Sublessor shall maintain parking spaces on the Property for use by Sublessee and Sublessee's invitees and employees, on an unreserved and non-exclusive basis in the ratio 4.0 parking passes per 1000 rentable square feet of office space leased by Sublessee, and Sublessee shall use no more than said amount of parking spaces. Such parking shall be available subject to the limitations and conditions from time to time imposed by Sublessor.

36. Rules And Regulations. The Rules on Exhibit "E" are a part of this Sublease. Sublessor may from time to time reasonably amend, modify, delete or add additional Rules for the use, operation, safety, cleanliness and care of the Sublease Premises and the Building. Such new or modified Rules shall be effective upon notice to Sublessee. Sublessee will cause its employees and agents, or any others permitted by Sublessee to occupy or enter the Sublease Premises to at all times abide by the Rules. If there is a breach of any Rules, Sublessor shall have all remedies in this Sublease provided for in an Event of Default by Sublessee. Sublessor shall not be responsible to Sublessee for the nonobservance by any other Sublessee or person of any such Rules.

37. Late Payments. Any payment due of Sublessee hereunder not received by Sublessor within five (5) days of the date when due shall be assessed a five percent (5%) charge for Sublessor's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Sublessor for each month thereafter until paid in full; provided, however, that the aforesaid five percent (5%) charge shall not be due the 1st time in any twelve (12) month period that a payment is not made when due by Sublessee, unless such payment is not made within five (5) days after notice that such payment has not been made is given to Sublessee. Acceptance by Sublessor of a payment, and the cashing of a check, in an amount less than that which is currently due shall in no way affect Sublessor's rights under this Sublease and in no way be an accord and satisfaction. This provision does not prevent Sublessor from declaring the non-payment of Rent when due an event of default hereunder.

38. Severability And Interpretation.

         (a) if any clause or provision of this Sublease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Sublease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Sublease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         (b) If any provisions of this Sublease require judicial interpretation, the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, as all parties hereto have participated in the preparation of this Sublease.

39. Multiple Sublessees. If more than one individual or entity comprises and constitutes Sublessee, then all individuals and entities comprising Sublessee are and shall be jointly and severally liable for the due and proper performance of Sublessee's duties and obligations arising under or in connection with this Sublease.

40. Force Majeure. Sublessor and Sublessee shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Sublease when prevented from so doing by causes beyond Sublessor's and Sublessee's respective, reasonable control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God; provided however, in no event and under no circumstances shall an inability or failure to pay money be attributable to or be excused by any of the matters set forth above.

41. Quiet Enjoyment. So long as an Event of Default on the part of Sublessee has not occurred and is continuing, Sublessor shall warrant and defend Sublessee in the quiet enjoyment and possession of the Sublease Premises during the Term against any and all claims made by, through or under Sublessor, subject to the terms of this Sublease.

42. Exculpation Of Sublessor. Sublessor's liability to Sublessee with respect to this Sublease shall be limited solely to Sublessor's interest in the Building. Neither Sublessor nor any of the partners of Sublessor nor any officer, director, or shareholder of Sublessor shall have any personal liability whatsoever with respect to this Sublease. No partners of Sublessee, nor any officer, director, or shareholder of Sublessee shall have any personal liability whatsoever with respect to the Sublease.

43. Original Instrument. Any number of counterparts of this Sublease may be executed, and each such counterpart shall be deemed to be an original instrument.

44. Georgia Law. This Sublease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

45. No Recordation Of Sublease. Without the prior consent of Sublessor, neither this Sublease nor any memorandum hereof shall be recorded or placed on public record.

46. Hazardous Wastes.

         (a) Sublessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Sublessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law, nor allow to be brought into the Building, the Sublease Premises or the Property, any such materials or substances except to use in the ordinary course of Sublessee's business, and then only if such are "Permitted Hazardous Substances" (as that term is herein defined). Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Sublessee to Sublessor upon demand as additional charges if such requirement applies to the Sublease Premises. In addition, Sublessee shall execute affidavits, representations and the like from time to time at Sublessor's request concerning Sublessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Sublease Premises. In all events, Sublessee shall indemnify Sublessor in the manner elsewhere provided in this Sublease from any release of hazardous materials on the Sublease Premises occurring while Sublessee is in possession, or elsewhere if caused by Sublessee or persons acting under Sublessee. The within covenants shall survive the expiration or earlier termination of the Term.

         (b) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated as such by any local governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste", "extremely hazardous waste", or "restricted hazardous waste" or similar term under the law of the jurisdiction where the property is located, or (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317), (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 47 U.S. Section 6901 et seq. (42 U.S.C. Section 6903), or (iv) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

         (c) The term "Permitted Hazardous Substances" shall mean such Hazardous Substances as are commonly and legally used or stored as a consequence of using, maintaining or operating the Sublease Premises, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action" as that term is defined in CERCLA, and so long as Landlord strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances.

         (d) The Sublease Premises and the Building have not to Sublessor's knowledge, but without any independent investigation or inquiry of any nature or kind, been used by Sublessor for the handling, treatment, storage or disposal of any Hazardous Material; no Release (hereinafter defined) of any Hazardous Material and no soil, water or air contamination by any Hazardous Material has occurred or is occurring in, from or on the Sublease Premises or the Building; Sublessor has not arranged for the disposal of any Hazardous Material on the Sublease Premises or the Building; Sublessor has complied with all reporting requirements under any applicable federal, state or local environmental laws and permits as they relate to the Sublease Premises, and there are no existing violations by the Sublessor of any such environmental laws or permits; there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Material or contamination of soil, water or air by any Hazardous Material pending or threatened with respect to the Sublease Premises or the Building or otherwise against Sublessor in any court or before any state, federal or other governmental agency or private arbitration tribunal and there is no basis for any such claim, and action, suit, proceeding or investigation; and the Sublease Premises and the Building are free from radon contamination. Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material).

         (e) In the event the presence of any Hazardous Material in the Building or the soil or ground water on or under the Building caused by Sublessor has resulted in any contamination of the Building or the soil or ground water on or under the Building, Sublessor hereby indemnifies Sublessee from and against any, and agrees to defend and hold Sublessee harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Sublease as a result therefrom. This indemnification of Sublessee by Sublessor includes, without limitation, costs incurred by Sublessee in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results from such a breach. If Sublessor is required by law to remediate such condition, Sublessor shall do so in a manner which does not unreasonably disrupt or interfere with Sublessee's use of the Sublease Premises.

47. Sublease Binding Upon Delivery. This Sublease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Sublease has been delivered to Sublessee.

48. Omitted.

49. Maintenance of Building and Services. Sublessor shall, at Sublessee's request, use all reasonable efforts to cause Prime Landlord to (i) maintain or cause to be maintained and make or cause to be made all necessary repairs to the Building as more fully described in the Prime Lease, including, without limitation, the mechanical systems of the Sublease Premises and Building, and all interior and exterior structural elements of the Sublease Premises and Building, including, without limitation, the exterior doors, walls, windows, glass, ceilings, floors, foundation, and roof; (ii) furnish or provide or cause to be furnished or provided through Prime Landlord, to Sublessee the services more fully described in the Prime Lease. Sublessor shall notify Sublessee of any services or operations it has assumed, or at any time assumes, under the Prime Lease.

50. Sublessor's Compliance with Prime Lease. Sublessor covenants and agrees to comply with the terms of the Prime Lease and this Sublease. Sublessor covenants and agrees to use its best efforts to enforce the Prime Lease for the benefit of Sublessee and to take such actions in connection therewith as Sublessee may reasonably request and, if Sublessor fails to do so, Sublessee may, upon ten
(10) days prior notice to Sublessor, elect to seek to enforce against Prime Landlord the terms of the Prime Lease directly. Sublessor shall not cancel, terminate or amend the Prime Lease which does not materially affect Sublessee, without the prior written consent of Sublessee, which in the case of amendment shall not be unreasonably withheld. Provided an Event of Default on the part of Sublessee has not occurred and is continuing, Sublessor agrees to maintain the Prime Lease in force during the Term of this Sublease and to pay rent to Prime Landlord in accordance with the terms of the Prime Lease. Without limiting any other right or remedy of Sublessee under this Sublease, if Prime Landlord seeks to terminate the Prime Lease because of a default or alleged default by Sublessor under the Prime Lease, Sublessor shall use its best efforts to maintain the Prime Lease in full force and effect for the benefit of Sublessee and/or to claim and pursue any right of redemption or relief from any forfeiture of the Prime Lease (and as a consequence thereof any forfeiture of this Sublease) to which Sublessor may be entitled at law or in equity. In furtherance and not in limitation of the foregoing, after written notice, if it reasonably appears that Sublessor will not cure any default under the Prime Lease within the applicable grace period, Sublessee may cure any default at Sublessor's cost. If Sublessee at any time, by reason of Sublessor's default, pays any sum to cure any default, the sum so paid by Sublessee shall be immediately due from Sublessor to Sublessee on demand and evidence of payment, and shall bear interest at the "Default Rate" (as that term is herein defined) from the date paid by Sublessee until Sublessee shall have been reimbursed by Sublessor. Said sum, together with interest thereon, may be offset against the Rent. Sublessee may exercise any or all other rights or remedies available at law or equity, including, without limitation, the right to obtain restraining orders, injunctions and decrees of specific performance.

51. Sublessor's Representations and Warranties. Sublessor represents and warrants that, to Sublessor's best knowledge and belief, and solely in its capacity as a "Tenant", and without any independent investigation or inquiry of any nature or kind whatsoever by Sublessor:

         (a) No default on the part of Sublessor exists under the Prime Lease, the Prime Lease is in full force and effect and all payments of rent and other charges payable by Sublessor to Prime Sublessor under the Prime Lease are current.

         (b) Sublessor holds a leasehold interest in and to the Sublease Premises under the Prime Lease, and has full right and lawful authority to enter into this Sublease.

52. Sublease Intended to Benefit Affiliates of Sublessor. Sublessor is entering into this Sublease not only for its own benefit but also for the benefit of any affiliates of, or with a common parent with, Sublessor, present and future, and that each such affiliate of Sublessor or other party described above occupying any portion of the Sublease Premises shall be a third-party beneficiary of this Sublease (a "Benefited Party", or collectively the "Benefited Parties"). However, in no event shall any provision of this Sublease be construed as making any affiliate of or party related to Sublessor liable for any rents or other amounts due hereunder. Present affiliates of Sublessor include Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Nuclear Operating Company,

Southern Electric Generating Company, Southern Development and Investments Group, Southern Electric International, Inc., and Southern Communications, Inc.

53. Notice. Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed if to Sublessor, as follows:

                                    Southern Company Services, Inc.
                                    Bin 10151
                                    241 Ralph McGill
                                    Atlanta, Georgia 30308
                                    Attention:   Mr. Kingsley Corbin

With a copy to:                     Corporate Secretary
                                    Southern Company Services, Inc.
                                    Southern Company Center
                                    270 Peachtree Street
                                    Atlanta, Georgia  30308

and if to Sublessee, as follows:

                                    Sage Networks, Inc.
                                    215 First Street
                                    Cambridge, MA  02142
                                    Attn:  Scott R. Bryce

With a copy to:                     Bruce S. Klein, Esq.
                                    Vice-President
                                    General Counsel
                                    Sage Networks,  Inc.
                                    11 Martine Avenue
                                    White Plains, NY  10606

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

54. Binding. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee, and their respective executors, administrators, successors and assigns.

55. Confidentiality. Sublessor and Sublessee hereby covenant and agree not to disclose this Sublease or the terms hereof to any other party or entity, except to their respective advisors (such as, by way of illustration but not limitation, their respective lawyers, brokers and accountants), and under law, court order, governmental mandate or other similar requirement.

56. Direct Lease with Prime Landlord. Sublessor may, at any time, assign this Sublease and its rights hereunder to Prime Landlord. Sublessee shall, in such event, accept such assignment and look to Prime Landlord as the Sublessor hereunder, or, at Prime Landlord's request, enter into a new lease with Prime Landlord on the same terms and conditions as contained in this Sublease (except for such terms which do not apply, because the lease is direct with Sublessee).

57. Antenna. If Sublessee desires to have and utilize an antenna and related equipment on the Building in connection with and as a part of Sublessee's use of the Sublease Premises, then Sublessor shall assist Sublessee and use Sublessor's good faith, reasonable efforts (at no additional, out of pocket costs to Sublessor) to induce Prime Landlord to consent to such request of Sublessee.

         IN WITNESS WHEREOF, the undersigned have caused this Sublease to be executed under seal and delivered, on the day and year first above-written.

                                          "SUBLESSOR"

                                          SOUTHERN COMPANY SERVICES, INC.

                                          By: /s/ Martin L. Brannon
                                             ----------------------------
                                              Its: Corporate Real Estate Manager
                                                  -----------------------

                                          Attest:
                                                 ------------------------
                                              Its:
                                                  -----------------------

                                                (CORPORATE SEAL)

                                          "SUBLESSEE"

                                          SAGE NETWORKS, INC.

                                          By: /s/ Leonard J. Fassler
                                             ----------------------------
                                              Its: Co-Chairman
                                                  -----------------------

                                          Attest:
                                                 ------------------------
                                              Its:
                                                  -----------------------

                                                (CORPORATE SEAL)

                                    EXHIBIT A

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of Dekalb Count, Georgia and being more particularly described as follows:

BEGINNING at an iron pin on the south line of the south leg of the right-of-way of Perimeter Center East a distance of 2,212.57 feet as measured easterly and southeasterly along the south line of said right-of-way of Perimeter Center East, with the east line of the right-of-way of Ashford-Dunwoody Road (Perimeter Center East is a loop road which intersects the east line of Ashford-Dunwoody Road at two places and the intersection referred to herein is the southernmost of the two intersections); running thence easterly along the arc of the curve of the south line of said right-of-way of Perimeter Center East, which arc has a chord as measured north 89 degrees 18 minutes 30 seconds east of 120.85 feet, a distance of 121.96 feet to a point; running thence north 75 degrees 53 minutes 30 seconds east along the south line of said right-of-way of Perimeter Center East a distance of 261.78 feet to a point; running thence northeasterly along the arc of the curve of the south east line of said right-of-way of Perimeter Center East, which arc has a chord as measured north 62 degrees 30 minuets 30 seconds east of 176.45 feet, a distance of 178.06 feet to an iron pin, said iron pin also marking the northwest corner of that certain property commonly known as Building 56, Perimeter Center East; running thence south 04 degrees 28 minutes 30 seconds west along the west line of said building 56 property a distance of
112.35 feet to a point; running thence south 06 degrees 31 minutes 30 seconds east along the west line of said building 56 property a distance of 154.39 feet to a point; running thence south 03 degrees 55 minutes 30 seconds west along the west line of said building 56 property a distance of 47.64 feet to a point; running thence south 06 degrees 19 minutes 30 seconds east along the west line of said Building 56 property a distance of 165.42 feet to an iron pin on the north line of the right-of-way of Interstate Highway No. 285; running thence southwesterly along the arc of the curve of the north line of the right-of-way of Interstate Highway No. 285, which arc has a chord as measured south 78 degrees 41 minutes west of 658.7 feet, a distance of 659.14 feet to an iron pin, said iron pin being the southeast corner of property commonly known as Building 64, Perimeter Center East; running thence north 25 degrees 07 minuets 30 seconds east along the east line of said building 64 property a distance of 220.0 feet to a point; running thence north 00 degrees 33 minutes west along the east line of said Building 64 property a distance of 260.70 feet to the point of beginning; being 5.4 acres as shown on that certain survey prepared by James Robert Cheatum, Georgia registered land surveyor, dated August 14, 1972, last revised June 22, 1973.

                                   EXHIBIT "B"

                                SUBLEASE PREMISES

                               Usable Area: 6,296

                         Multi Tenant Factor of 15%: 944

                           Total Rentable Area: 7,240

                                  [MAP GRAPHIC]

                                   EXHIBIT "C"

                              SCHEDULE OF RENT DUE

1     Jul-98       7,240                   $25.59              $15,439.30
2     Aug-98       7,240                   $25.59              $15,439.30
3     Sep-98       7,240                   $25.59              $15,439.30
4     Oct-98       7,240                   $25.59              $15,439.30
5     Nov-98       7,240                   $25.59              $15,439.30
6     Dec-98       7,240                   $25.59              $15,439.30
7     Jan-99       7,240                   $25.59              $15,439.30
8     Feb-99       7,240                   $25.59              $15,439.30
9     Mar-99       7,240                   $25.59              $15,439.30
10    Apr-99       7,240                   $25.59              $15,439.30
11    May-99       7,240                   $26.36              $15,439.30
12    Jun-99       7,240                   $26.36              $15,439.30
13    Jul-99       7,240                   $26.36              $15,902.48
14    Aug-99       7,240                   $26.36              $15,902.48
15    Sep-99       7,240                   $26.36              $15,902.48
16    Oct-99       7,240                   $26.36              $15,902.48
17    Nov-99       7,240                   $26.36              $15,902.48
18    Dec-99       7,240                   $26.36              $15,902.48
19    Jan-2000     7,240                   $26.36              $15,902.48
20    Feb-2000     7,240                   $26.36              $15,902.48
21    Mar-2000     7,240                   $26.36              $15,902.48
22    Apr-2000     7,240                   $26.36              $15,902.48
23    May-2000     7,240                   $27.15              $15,902.48
24    Jun-2000     7,240                   $27.15              $15,902.48
25    Jul-2000     7,240                   $27.15              $16,379.55
26    Aug-2000     7,240                   $27.15              $16,379.55
27    Sep-2000     7,240                   $27.15              $16,379.55
28    Oct-2000     7,240                   $27.15              $16,379.55
29    Nov-2000     7,240                   $27.15              $16,379.55
30    Dec-2000     7,240                   $27.15              $16,379.55
31    Jan-2001     7,240                   $27.15              $16,379.55
32    Feb-2001     7,240                   $27.15              $16,379.55
33    Mar-2001     7,240                   $27.15              $16,379.55
34    Apr-2001     7,240                   $27.15              $16,379.55
35    May-2001     7,240                   $27.96              $16,379.55
36    Jun-2001     7,240                   $27.96              $16,379.55
37    Jul-2001     7,240                   $27.96              $16,870.94
38    Aug-2001     7,240                   $27.96              $16,870.94
39    Sep-2001     7,240                   $27.96              $16,870.94

40    Oct-2001     7,240                   $27.96              $16,870.94
41    Nov-2001     7,240                   $27.96              $16,870.94
42    Dec-2001     7,240                   $27.96              $16,870.94
43    Jan-2002     7,240                   $27.96              $16,870.94
44    Feb-2002     7,240                   $27.96              $16,870.94
45    Mar-2002     7,240                   $27.96              $16,870.94
46    Apr-2002     7,240                   $27.96              $16,870.94
47    May-2002     7,240                   $28.80              $16,870.94
48    Jun-2002     7,240                   $28.80              $16,870.94
49    Jul-2002     7,240                   $28.80              $17,377.07
50    Aug-2002     7,240                   $28.80              $17,377.07
51    Sep-2002     7,240                   $28.80              $17,377.07
52    Oct-2002     7,240                   $28.80              $17,377.07
53    Nov-2002     7,240                   $28.80              $17,377.07
54    Dec-2002     7,240                   $28.80              $17,377.07
55    Jan-2003     7,240                   $28.80              $17,377.07
56    Feb-2003     7,240                   $28.80              $17,377.07
57    Mar-2003     7,240                   $28.80              $17,377.07
58    Apr-2003     7,240                   $28.80              $17,377.07
59    May-2003     7,240                   $28.80              $17,377.07
60    June-2003    7,240                   $28.80              $17,377.07

                                   EXHIBIT "D"

                             Commission Calculation

The Wesley Company

         Total Rent                                                  $983,632.09
         Total Months                                                         60
         Procurement Fee equal to Average Months Rent                 $16,393.87

         Total Rent less Procurement Fee                             $967,238.22
         Commission Rate                                                    0.04
         Commission                                                   $38,689.53

Total Commission and Procurement Fee                                  $55,083.40

CB Commercial
         Total Rent                                                  $983,632.09
         Total Months                                                         60
         Procurement Fee equal to 1/2 Average Months Rent              $8,196.93

         Total Rent less Procurement Fee                             $975,435.15
         Commission Rate                                                    0.02
         Commission                                                   $19,508.70

         Total Commission and Procurement Fee                         $27,705.64

         Total Commissions and Fees                                   $82,789.03

For any expansion or renewal of the Sublease Premises, The Wesley Company shall be paid a commission by Sublessor of 2.0% of the total rent due from such expansion or renewal, if such party is actively involved in the negotiation of such expansion or renewal.

For any expansion or renewal of the Sublease Premises, CB Commercial shall be paid a commission by Sublessor of 1.0% of the total rent due from such expansion or renewal, if such party is actively involved in the negotiation of such expansion or renewal.

                                   EXHIBIT "E"

PARKING

1. Sublessee and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Sublessor.

2. Employees of Sublessees are authorized to park in the Parking Garage subject to the Sublessee's allocation of Parking Permits in the subleases.

3.       Sublessees must use their access cards to gain entry into the garage..

4. Only one vehicle may be parked by a permit holder on the Sublessee's at one time.

5. Parking cards are non-transferable except with the consent of the Sublessor.

6. A replacement fee of $10.00 will be charged for lost or damaged access cards.

7.       All vehicles should be locked when parked in garage.

8. For the safety of pedestrians and as a courtesy to other drivers, the speed limit in the garage is 5 MPH.

9. Drivers shall at all times abide by the directional graphics in the garage and shall park only between the lines designating each parking space.

10. No parking is allowed along any of the driveways or roadways serving the project.

11. Overnight parking, without prior notification to and consent of the Sublessor, is prohibited.

12. Various areas within the parking garage are designated as Reserved, Oversized Vehicle or Visitor Parking. Sublessees must have special authorization from the Sublessor to park in the reserved parking area. The Oversized Vehicle area is reserved for vehicles with a height of at least six feet, eight inches (6'8"). Sublessees shall not park in visitor parking.

13. Unauthorized or improperly parked vehicles may be towed at the vehicle owners expense.

14. Sublessees may not charge for parking without the approval of Sublessor.

15. Sublessees will maintain a current listing of vehicle tag numbers for its employees.

16. Building Security will place parking citations on vehicles illegally parked or otherwise in violation of these rules. For severe or frequent violations of these parking regulations, vehicles may be towed.

17. Tenants are not allowed to park in the loading dock/service area of the building.

SECURITY

1. Through the use of electronic access equipment, 64 Perimeter Center shall be open to Sublessee on a 24 hour, 365 days per year basis.

2. A replacement fee of $10.00 will be charged for lost or damaged access cards.

3. Neither Sublessor nor Sublessor's agents shall be responsible for any losses due to theft, collision, or any other damage done to vehicles either in the Parking Garage or anywhere else on the 64 Perimeter Center Complex.

GENERAL

1. No sign, picture, advertisement or notice shall be displayed by Sublessee outside the Sublessee's Premises unless the same is first approved by Sublessor, which approval shall not be unreasonably withheld or delayed by Sublessor. Any such sign, picture, advertisement or notice approved by Sublessor shall be painted or installed at Sublessee's expense. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Sublessee's Premises without the prior consent of the Sublessor, including approval by Sublessor of the quality, type, design, color and manner of attachment.

2. Sublessee agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. Sublessee shall not do or permit to be done in or about the Sublessee's Premises or 64 Perimeter Center Complex anything which shall increase the rate of insurance on said 64 Perimeter Center Complex or obstruct or interfere with the rights of other sublessees of Sublessor or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc., nor use the Sublessee's Premises for sleeping, lodging, or cooking by any person at any time except with permission of Sublessor. Sublessee will be permitted to use for its own employees within the Sublessee's a conventional coffee-maker; however, no vending machines of any kind will be installed, permitted or used on any part of the Sublessee's without the Sublessor's approval. No part of said 64 Perimeter Center Complex or Sublessee's Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in the 64 Perimeter Center Complex without prior written consent of Sublessor. No area outside of the Sublessee's Premises shall be used for storage purposes at any time.

4. No bicycles, motorcycles or other motorized vehicles, birds or animals of any kind shall be brought into 64 Perimeter Center. All vehicles shall be parked only in areas designated therefor by Sublessor.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the 64 Perimeter Center Complex shall not be obstructed by Sublessee or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the 64 Perimeter Center Complex shall be covered or obstructed by Sublessee. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Sublessee or its employees, shall be borne by Sublessee.

6. Sublessee is responsible for installation an maintenance of locks and keys with the Sublessee's Premises. One Master Key is to furnished to Sublessor's security station for use by Sublessor if an emergency should arise.

7. Sublessor shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, filing cabinets, machines and other equipment which Sublessee may use in the Sublessee's Premises. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Sublessee's Premises or allowed in any elevator, hall or corridor at any time except by permission of and at times allowed by Sublessor. Sublessee shall make prior arrangements with Sublessor for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said 64 Perimeter Center Complex only between or during such hours as may be arranged with and designated by Sublessor. The persons employed to move the same must be approved by Sublessor. In no event shall any weight be placed upon any floor by Sublessee so as to exceed 50 pounds per square foot of floor space without prior written approval of Sublessor.

8. Sublessee shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Sublessee's Premises, and no flammable, combustible, explosive, toxic or other hazardous fluid, chemical or substance shall be brought into 64 Perimeter Center.

9. Unless explicitly permitted by the Sublease, Sublessee shall not employ any person other than Sublessor's contractors and employees for the purpose of cleaning and taking care of the Sublessee's Premises. Sublessor shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring.

10. All glass, locks and trimmings in or upon the doors and windows of the Sublessee's shall be kept whole and in good repair. Sublessee shall not injure, overload or deface the 64 Perimeter Center Complex , the woodwork or the walls of the Sublessee's Premises, nor permit upon the Sublessee's Premises.

11. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the 64 Perimeter Center Complex are prohibited, and Sublessee shall cooperate to prevent the same.

12. 64 Perimeter Center is a smoke free facility and Sublessee's employees and guests will smoke only in areas expressly designated for this purpose by the Sublessor.

13. Sublessor may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Sublessor shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Sublessor from thereafter enforcing any such Rules and Regulations against any or all of the other sublessees of the 64 Perimeter Center Complex.

14. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Sublease.

15. Sublessor reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the 64 Perimeter Center Complex and the Property, and for the preservation of good order therein.